Exhibit 10.2

VOTING AGREEMENT AND IRREVOCABLE PROXY

This VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) is made and entered into as of September 28, 2023 (the “Effective Date”), by and among Guardforce AI Co., Limited, an exempted company incorporated in the Cayman Islands (the “Company”), WK Venture Success Limited, a company incorporated in the British Virgin Islands with limited liability, who is the holder of certain indebtedness of the Company (“WK Venture” ) and each of the persons listed on the Schedule to this Agreement (together with WK Venture, each, a “Holder” and collectively, the “Holders” and, the Holders together with the Company, the “Parties”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company and the Holders are entering into a Conversion Agreement (the “Conversion Agreement”) providing for conversion of WK Venture’s outstanding loans to the Company and accrued and unpaid interests into ordinary shares, with a par value of US$0.12 per share (the “Ordinary Shares”), of the Company (the “Loan Conversion”). Pursuant to the Conversion Agreement, WK Venture will convert the principal amount of US$13,421,792.82 and accrued and unpaid interests of US$2,492,821.77 into 2,947,150 Ordinary Shares of the Company (the “Conversion Shares”) at the conversion price of US$5.40 per Ordinary Share. In connection with that Conversion Agreement, the Holders desire to appoint the designated director, Ms. Lei Wang (who is the Executive Chairman of the Board of Directors and the Chief Executive Officer of the Company), as each of the Holders’ proxy in respect of the Conversion Shares, to attend and vote at each annual general meeting of the shareholders of the Company and at any other meetings of the shareholders of the Company called, subject to the Company’s adopted Second Amended and Restated Articles of Association of the Company as amended from time to time and in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth in the Conversion Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on Shares.

(a) Except pursuant to the terms of this Agreement, the Holders shall not, directly or indirectly, grant any proxies or powers of attorney with respect to the exercise of voting rights attached to any of the Conversion Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Conversion Shares or make any public announcement that is in any manner inconsistent with the irrevocable appointment contained in Section 2 (Agreement to Vote Shares) hereof.

(b) Except as otherwise provided herein, each Holder shall not, in its capacity as a legal or beneficial shareholder of the Company, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or be reasonably expected to have the effect of impairing the ability of Holders to perform its obligations under this Agreement.

(c) Any shares or other securities of the Company that Holders purchases or with respect to which Holders otherwise acquires legal or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Time, including by reason of any share split, share dividend, share consolidation, reclassification, recapitalization or other similar transaction (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Conversion Shares. As used herein, the term “Expiration Time” shall mean the earlier to occur of (A) such date and time designated by the Company in a written notice to the Holders, or (B) the written agreement of the parties hereto to terminate this Agreement.

(d) Should any Holder(s) choose to transfer or sell their Conversion Shares privately (“Private Transfer”), such action shall be permissible under the terms set forth in this Agreement. Notwithstanding any Private Transfer of shares by the Holder(s), the granting, allocation, or attribution of voting rights to Ms. Lei Wang and appointment her as the proxy shall remain unchanged and unaffected by such Private Transfer. The Holder(s) undertaking a Private Transfer shall (i) provide timely notice to the Company and the relevant parties involved of any such transaction to ensure clarity on the continuation of voting rights as specified; and (ii) have the buyer of the Conversion Shares appoint Ms. Lei Wang as their proxy.

(e) The restriction contained in paragraph (d) above does not apply to and the term “Private Transfer” shall exclude any sale, transfer or trading of any of the Conversion Shares and the New Shares conducted by a Holder (i) on a stock market or securities exchange on which the Ordinary Shares are traded or quoted; or (ii) over the counter trade conducted through the medium of a stock broker, securities dealer or financial services intermediary.

2. Agreement to Vote Shares. Prior to the Expiration Time, each Holder unconditionally and irrevocably appoints Ms. Lei Wang, who is the Chairperson of the board of directors and the Chief Executive Officer of the Company, as each Holder’s proxy to attend and vote at each annual general meeting of the shareholders of the Company and at any other meetings of the shareholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the shareholders of the Company.

3. Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, each Holder shall deliver to the Company a duly executed proxy in the form attached hereto as Annex A (the “Proxy”), which proxy is coupled with an interest sufficient in law to support an irrevocable proxy, and, until the Expiration Time, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of shareholders of the Company or action or approval by written resolution or consent of shareholders of the Company covering the total number of Conversion Shares and New Shares in respect of which each of the Holders is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by the Holders, (i) each of the Holders hereby revokes any and all prior proxies (other than the Proxy) given by each of the Holders and (ii) each of the Holders shall not grant any subsequent proxies, or enter into any agreement or understanding with any person to vote or give instructions with respect to the Conversion Shares and New Shares in any manner inconsistent with the terms of Section 2, until after the Expiration Time.

4. Representations, Warranties and Covenants of Holders. Each of the Holders hereby in respect of itself only represents, warrants and covenants to the Company as follows:

(a) Upon due delivery by the Company of legal title to and ownership in the Conversion Shares to such Holder in accordance with terms of the Conversion Agreement, such Holder is the legal or beneficial owner of, or exercises voting power over, that number of Ordinary Shares of the Company set forth on the Schedule hereto. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Conversion Shares (other than, if such Holder is a partnership or a limited liability company, the rights and interest of persons and entities that own partnership interests or units in such Holder under the partnership agreement or operating agreement governing such Holder and applicable partnership law or limited liability company law, or if such Holder is a married individual and resides in a state with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws). The Conversion Shares are and will be at all times up until the Expiration Time be legally or beneficially owned by such Holder free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on such Holder’s voting rights, charges and other encumbrances of any nature that would adversely affect Ms. Lei Wang’s exercise or fulfillment of the rights and obligations of such Holders under this Agreement or of the parties to this Agreement. Each of the Holders’ registered office is set forth on the signature page hereto.

(b) If such Holder is a corporation, limited partnership or limited liability company, such Holder is an entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted.

(c) Such Holder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Holder (or its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of such Holder are necessary to authorize the execution and delivery by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Holder and, assuming the due authorization, constitutes a valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(d) The execution and delivery of this Agreement does not, and the performance by such Holder of its agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the organizational documents of such Holder (if applicable), or any agreement, commitment, law, rule, regulation, judgment, order or decree to which such Holder is a party or by which such Holder is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay such Holder from performing his, her or its obligations under this Agreement.

(e) Each of the Holders agree that it will not in its capacity as a shareholder of the Company bring, commence, institute, maintain, prosecute or voluntary aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) refute the due execution and delivery by it of this Agreement.

5. Restrictions on Disposals

The parties hereby agree that no person (other than an existing Holder) shall acquire any interest in any Conversion Shares or New Shares (and the Company shall not be obliged to register any transfer of any Conversion Shares or New Shares or any interest therein by any Holder) by way of a Private Transfer unless such person has (i) entered into a deed of adherence in a form reasonably acceptable to the Company agreeing to be bound by this Agreement and (ii) provided to the Company a duly executed Proxy covering the total number of Conversion Shares and New Shares in respect of which such person is to acquire an interest.

6. Compliance with US securities laws and regulations

The Company hereby undertakes to and covenants with each of the Holders that the Company will, at the Company’s own costs and expenses, for the purpose of this Agreement, cause and procure its US legal advisers to secure due compliance by the Holders of any and all disclosure, filing and reporting obligations under the securities laws, rules and regulations of the United States that may arise from the assumption and performance by the Holders of their respective obligations incurred under this Agreement.

7. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)	if to the Company, to:

Guardforce AI Co., Limited

10 Anson Road, #28-01 International Plaza, Singapore 079903

Attn: Lei Wang

Email: olivia.wang@guardforceai.com

with a copy (which shall not constitute notice) to:

Bevilacqua PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

Attn: Louis A. Bevilacqua, Esq.

Email: lou@bevilacquapllc.com

(ii)	if to the Holders, to the address set forth for each of the Holders on the signature page hereof.

(b) Interpretation. When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation of this Agreement or the Proxy, the Company shall have the right to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to the Company at law or in equity and each of the Holders hereby waives any and all defenses that could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

(e) Entire Agreement; Nonassignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by the Holders without the prior written consent of the Company, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of the Company hereunder, may be assigned or delegated in whole or in part by the Company to any direct or indirect wholly owned subsidiary of the Company without the consent of or any action by the Company upon notice by the Company to the Holders as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including, without limitation, any person to whom any Conversion Shares or New Shares are sold, transferred or assigned). All authority conferred herein shall survive the death or incapacity of each of the Holders and in the event of each of the Holders’ death or incapacity, any obligation of each of the Holders hereunder shall be binding upon the heirs, personal representatives, successors and assigns of each of the Holders.

(f)  Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the purposes of such void or unenforceable provision.

(g) The obligations of each Holder to the Company under this Agreement are several only. No Holder is responsible to the Company for the obligations of any other Holders under this Agreement.

(g) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(h) Governing Law. The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the Cayman Islands. The parties to this Agreement hereby irrevocably agree that the courts of the Cayman Islands shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Proceedings”) which may arise out of or in connection with this Agreement and waive any objection to Proceedings in the courts of the Cayman Islands on the ground of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

(i) Termination. This Agreement shall terminate and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of the Holders, provided, that no such termination shall relieve any party from liability for any willful breach of this Agreement prior to such termination.

(j) Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

(k) Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement and Irrevocable Proxy as of the Effective Date.

Company:

Guardforce AI Co., Limited
a Cayman Islands exempted company

By:	/s/ Lei Wang
Name:	Lei Wang
Title:	Executive Chairman of the Board of Directors and Chief Executive Officer

Address:
10 Anson Road
#28-01 International Plaza
Singapore 079903

HOLDER:

WK Venture Success Limited
a British Virgin Islands company

By:	/s/ Yang Jinping
Name:	Yang Jinping
Title:	Director

Address:
Vistra Corporate Services Centre,
Wickhams Cay II, Road Town, Tortola,
VG1110, British Virgin Islands

HOLDER:

Yuan Chun Holding Co., Limited
a British Virgin Islands company

By:	/s/ Wang Tao
Name:	Wang Tao
Title:	Director

Address:
Coastal Building, Wickham’s Cay II,
P.O. Box 2221, Road Town, Tortola,
VG1110, British Virgin Islands

Signature Page to Voting Agreement and irrevocable proxy

HOLDER:

Sunton Development Company Limited
a Hong Kong company

By:	/s/ Yang Neng
Name:	Yang Neng
Title:	Director

Address:
Suite 702, 7/F., Fu Fai Commercial Centre,
27 Hillier Street, Sheung Wan, Hong Kong

HOLDER:

Yescom Development Company Limited
a Hong Kong company

By:	/s/ Wang Wei
Name:	Wang Wei
Title:	Director

Address:
Suite 702, 7/F., Fu Fai Commercial Centre,
27 Hillier Street, Sheung Wan, Hong Kong

HOLDER:

Hash Digital Investment Limited
a Hong Kong company

By:	/s/ Xu Zhengyang
Name:	Xu Zhengyang
Title:	Director

Address:
22/F., Queen's Road Centre,
152 Queen's Road Central,
Sheung Wan, Hong Kong

Signature Page to Voting Agreement and irrevocable proxy

Schedule Above Referred To

List of Holders

Holder Name	Number of Conversion Shares
WK Venture Success Limited	871,250
Yuan Chun Holding Co., Limited	642,000
Sunton Development Company Limited	485,000
Yescom Development Company Limited	483,900
Hash Digital Investment Limited	465,000
Total	2,947,150

Annex A

IRREVOCABLE PROXY

We, [*name] of [*address] (the "Shareholder") being the holder of [*number] ordinary shares of Guardforce AI Co., Limited, a Cayman Islands exempted company (the "Company"), hereby appoint Ms. Lei Wang, the Executive Chairman of the Board of Directors and the Chief Executive Officer of the Company (the "Proxy Holder") the true and lawful attorney and proxy of the Shareholder for and in the Shareholder's name, place and stead to attend all meetings of the shareholders of the Company and to vote at a meeting any and all shares in the Company at the time standing in the Shareholder's name and to exercise all consensual rights in respect of such shares (including without limitation giving or withholding written consents of shareholders and calling special general meetings of shareholders) upon and during the continuance of the voting agreement made between, among others, the Company and the Shareholder dated September 28, 2023 (the “Voting Agreement”).

The Shareholder hereby affirms that this proxy is given pursuant to Clause 3 of the Voting Agreement. THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.

The Shareholder hereby ratifies and confirms and undertakes to ratify and confirm all that the Proxy Holder may lawfully do or cause to be done by virtue hereof.

If at any time this proxy shall or for any reason be ineffective or unenforceable or fail to provide the Proxy Holder with the rights or the control over the Shareholder's shares of the Company purported to be provided herein, the Shareholder shall execute a replacement instrument which provides the Proxy Holder with substantially the same control over the Shareholder's shares of the Company as contemplated herein.

This proxy shall terminate and cease to have effect on and from (i) the Expiration Time or (ii) the time when the Shareholder ceases to own any voting shares in the Company’s issued capital.

This irrevocable proxy shall be governed by the laws of the Cayman Islands and the Shareholder irrevocably submits to the jurisdiction of the courts of the Cayman Islands in relation to the matters contained herein.

IN WITNESS WHEREOF this Deed is duly executed and delivered the day and year first before written.

SIGNED as a DEED by	)
[*Name of Authorised Signatory]	)
authorised signatory for	)
[*Name]

In the presence of:

Name:
[*Name of Witness]